Exhibit 4.39

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN

EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

TRON gGmbH
FreiligrathstraBe 12
D - 55131 Mainz

BioNTech SE	[***]
An der Goldgrube 12	[***]
55131 Mainz	[***]
[***]
[***]
[***]
[***]

05.05.2021

Transfer of Source Code for MyMUT® Software Versions [***] on May 5th 2021

TRON gGmbH hereby transfers the full source code of the MyMUT® software versions [***] under the URL [***], encrypted zip archive (the “SOURCE CODE”); the key will be sent separately as a printout). With regard to the use of the data and the software by BioNTech SE, TRON recognizes that the software will be used for the so-called IVAC project.

Since the IVAC Supplementary Agreement dated January 1st 2015 between TRON and BioNTech expired on December 31st 2019 and no other related agreement between BioNTech SE and TRON gGmbH has been concluded so far, TRON hereby transfers these data (including inventions, rights to patent applications / patents and so-called trade secrets) subject to the rights of use to which TRON, TRON AFFILIATED COMPANIES and the respective cooperation partners are entitled in the IVAC Supplementary Agreement with the proviso that Sec. 6.4.1. of the Framework Collaboration Agreement ( “WP5”) between BioNTech SE and TRON gGmbH is applied as amended in Schedule 1, which amendment shall be effective solely for the purpose of this letter and the exploitation of the SOURCE CODE including any so called trade secret inventions contained in the SOURCE CODE. All other terms of the IVAC Supplementary Agreement shall remain unaffected. The parties further agree, via separate amendment, to extend the term of the IVAC Supplementary Agreement to Dec. 31st 2023.

BioNTech SE accepts this transfer under this letter agreement and recognizes the fulfillment of the obligations by TRON according to the IVAC Supplementary Agreement with regard to the above data.

06.05.2021		05.05.2021
Mainz,		Mainz,

/s/ Michael Föhlings	/s/ Dr. Andrée Rothermel	/s/ Sierk Poetting
Michael Föhlings	Dr. Andrée Rothermel	Sierk Poetting

Seite 1/3

Bankverbindung: Mainzer Volksbank eG, IBAN: [***], BIC: [***]

Amtsgericht Mainz: HRB 43191 - USt.-Id.Nr.: DE 269156552

[***]

DocuSign Envelope ID: 7570841E-9AC1-4CEA-A590-C13B98C9D212

Managing Director	Managing Director	CFO, Managing Director BioNTech

Schedule 1

Amendment to Sec. 6.4.1. of the Framework Collaboration Agreement ( “WP5”)

This Amendment is agreed by the PARTIES for the sole purpose of regulating the remuneration payable by the relevant BIONTECH PARTY to TRON for the exploitation of a TRADE SECRET INVENTION to the extent any such TRADE SECRET INVENTION is part of the source code of the MyMUT® software versions L and M under the URL [***] encrypted zip archive (the “SOURCE CODE”). For this purpose only, Sec. 6.4.1 of the Framework Collaboration Agreement (“WP5”) will read as follows:

“For the WP5 CONTRACTUAL PRODUCTS sold by it or its licensees (or sublicensees) to THIRD PARTIES which fall within the scope of protection of a VALID CLAIM of a WP5 PROJECT PATENT or a TRADE SECRET INVENTION, the BIONTECH PARTY shall pay TRON remuneration to the amount of

(i) [***] percent ([***]) of the WP5 CONTRACTUAL PRODUCT’s NET SELLING PRICE up to an annual aggregate worldwide NET SELLING PRICE per WP5 CONTRACTUAL PRODUCT of [***]) euro (€[***]); and

(ii) [***] percent ([***]) of the WP5 CONTRACTUAL PRODUCT’s NET SELLING PRICE if the annual aggregate worldwide NET SELLING PRICE per WP5 CONTRACTUAL PRODUCT exceeds [***] euro (€[***]).

The aforementioned remuneration under this clause 6.4.1 shall be paid on a country-by-country basis for so long as the relevant WP5 CONTRACTUAL PRODUCT is covered by a VALID CLAIM of a WP5 PROJECT PATENT in the country of sale.

If a WP5 CONTRACTUAL PRODUCT falls within the scope of a TRADE SECRET INVENTION, it is the mutual expectation of the PARTIES that the exploitation of such TRADE SECRET INVENTION will be coherent and jointly together with the exploitation of one or more WP5 PROJECT PATENTS. Based on that understanding, the royalty pursuant to this clause 6.4.1 for the use of a TRADE SECRET INVENTION shall only be payable (x) if the relevant WP5 CONTRACTUAL PRODUCT also falls within the scope of protection of a VALID CLAIM of a WP5 PROJECT PATENT or, (y) in the event that the BIONTECH PARTY should exploit a TRADE SECRET INVENTION by entering into an agreement with a THIRD PARTY, if the relevant WP5 CONTRACTUAL PRODUCT also falls within the scope of protection of a VALID CLAIM of a patent ( co )owned by such THIRD PARTY (“THIRD PARTY PATENT”).

The royalty is payable, on a WP5 CONTRACTUAL PRODUCT-by- WP5 CONTRACTUAL PRODUCT basis, only once per WP5 CONTRACTUAL PRODUCT, even if a WP5 CONTRACTUAL PRODUCT falls within the scope of protection of several WP5 PROJECT PATENTS and/or TRADE SECRET INVENTIONS.

Seite 2/3

Bankverbindung: Mainzer Volksbank eG, IBAN: [***], BIC: [***]

Amtsgericht Mainz: HRB 43191 - USt.-Id.Nr.: DE 269156552

[***]

DocuSign Envelope ID: 7570841E-9AC1-4CEA-A590-C13B98C9D212

For the avoidance of doubt, the sentence in Sec. 6.4.1. of the Framework Collaboration Agreement “WP5”) starting “If such exploitation is undertaken…..” shall be deleted in its entirety.”

For all other purposes the original version of Sec. 6.4.1 shall remain unchanged, in full effect and shall not be affected by the aforementioned amendment.

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Bankverbindung: Mainzer Volksbank eG, IBAN: [***], BIC: [***]

Amtsgericht Mainz: HRB 43191 - USt.-Id.Nr.: [***].

[***].